Exhibit 10.1
AMENDMENT AGREEMENT
     This Amendment Agreement (the “Agreement”), dated as of December 28, 2006, is by and among US Dataworks, Inc., a Nevada corporation (the “Company”) and the investors signatory hereto (each, a “Purchaser” and collectively, the “Purchasers”).
     WHEREAS, the Company and the Purchasers entered into a Securities Purchase Agreement dated as of June 16, 2005 (the “Purchase Agreement”);
     WHEREAS, pursuant to the Purchase Agreement, the Company has issued the Purchasers convertible debentures (the “Debentures”) with an original aggregate principal amount of $770,000;
     WHEREAS, the Company and the Purchasers have agreed to amend the terms of the Debentures as set forth below.
     NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Purchasers and the Company agree as follows:
ARTICLE I
DEFINITIONS
     Section 1. Definitions. Capitalized terms not defined in this Agreement shall have the meanings ascribed to such terms in the Purchase Agreement.
ARTICLE II
AMENDMENTS
AND OTHER COVENANTS
     Section 2.1. Section 8(a)(viii) of the Debentures is hereby deleted in its entirety and is replaced with the following:
     “INTENTIONALLY OMITTED.”
     Section 2.2 The following new Section 6(c) is hereby added to the Debentures:
     “6(c) Optional Redemption by the Holder in connection with a Change in Control, Fundamental Transaction or Sale of Assets.
     (i) In the event that the Company shall be a party to any Change of Control Transaction or Fundamental Transaction, shall agree to sell or dispose of all or in excess of 33% of its assets in one or more transactions (whether or not such sale would constitute a Change of Control Transaction) or shall redeem or repurchase more than a de minimis number of its outstanding shares of Common Stock or other equity securities of the Company (other than redemptions of Conversion Shares and repurchases of shares of Common Stock or other equity securities of departing officers and directors of the Company; provided such repurchases shall not exceed $100,000, in the aggregate, for all officers and directors during the term of this Debenture), then the Holder may deliver a notice to the Company (an “Optional Redemption Notice” and the date such notice is deemed delivered hereunder, the “Optional Redemption Notice Date”) of its irrevocable election to cause the Company redeem some or all of the then outstanding amounts owed under this Debenture, for an amount, in cash, equal to Optional Redemption Amount, on or before the 5th Trading Day following the Optional Redemption Notice Date (such date, the “Optional Redemption Date” and such redemption, the “Optional Redemption”). As used herein, “Optional Redemption Amount” shall mean the sum of (i) the greater of: (A) 130% of the principal amount of Debentures to be prepaid, or (B) the principal amount of Debentures to be prepaid, divided by the Conversion Price on (x) the date the Optional Redemption Amount is demanded or otherwise due or (y) the date the Optional Redemption Amount is paid in full, whichever is less, multiplied by the VWAP on (x) the date the Optional Redemption Amount is demanded or otherwise due or (y) the date the Optional Redemption Amount is paid in full, whichever is greater, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of such Debentures. The Optional Redemption Amount is due in full on the Optional Redemption Date. The Company covenants and agrees that it will honor all Notices of Conversion tendered from the time of delivery of the Optional Redemption Notice through the date all amounts owing thereon are due and paid in full.
     (ii) The payment of cash pursuant to an Optional Redemption shall be made on the Optional Redemption Date. If any portion of the payment pursuant to an Optional Redemption shall not be paid by the Company by the applicable due date, interest shall accrue thereon until such amount is paid in full at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law. Notwithstanding anything herein contained to the contrary, if any portion of an Optional Redemption Amount remains unpaid after such date, the Holder may elect, by written notice to the Company given at any time thereafter, to invalidate ab initio such redemption.”
     Section 2.3 Filing of Form 8-K. Within 1 Trading Day of the date hereof, the Company shall issue a Current Report on Form 8-K, reasonably acceptable to each Purchaser disclosing the material terms of the transactions contemplated hereby, which shall include this Agreement as an attachment thereto.
     Section 2.4 Effect on Transaction Documents. Except as expressly set forth above, all of the terms and conditions of the Transaction Documents shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein, including but not limited to, any other obligations the Company may have to the Purchasers under the Transaction Documents.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     Section 3.1. Representations and Warranties of the Company. The Company hereby make the representations and warranties set forth below to the Purchasers that as of the date of its execution of this Agreement:
     (a) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Company and no further action is required by such Company, its board of directors or its stockholders in connection therewith. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.
     (b) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected.

     Section 3.2. Representations and Warranties of the Purchasers. Each Purchaser, severally and not jointly with the other Purchasers, hereby makes the representations and warranties set forth below to the Company that as of the date of its execution of this Agreement:
     (a) Due Authorization. Such Purchaser represents and warrants that (i) the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on its behalf and (ii) this Agreement has been duly executed and delivered by such Purchaser and constitutes the valid and binding obligation of such Purchaser, enforceable against it in accordance with its terms except (x) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (y) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (z) insofar as indemnification and contribution provisions may be limited by applicable law.
ARTICLE IV
MISCELLANEOUS
     Section 4.1. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be made in accordance with the provisions of the Purchase Agreement.
     Section 4.2. Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.
     Section 4.3. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and each Purchaser.
     Section 4.4 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Purchaser. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of all of the Purchasers of the then-outstanding Securities. Each Purchaser may assign their respective rights hereunder in the manner and to the Persons as permitted under the applicable Purchase Agreement.
     Section 4.5 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.
     Section 4.6 Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.
     Section 4.7. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined pursuant to the Governing Law provision of the Purchase Agreement.
     Section 4.8. Entire Agreement. The Agreement, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.
     Section 4.9 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser hereunder are several and not joint with the obligations of any other Purchasers hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.
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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

US DATAWORKS, INC.
By:	/s/ John J. Figone
	Name:	John J. Figone
	Title:	SVP & General Counsel

[PURCHASER SIGNATURE PAGES TO UDW
AMENDMENT AGREEMENT]
     IN WITNESS WHEREOF, the undersigned have caused this Amendment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory:

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